Distribution Financial Services MarineTrust 1999-2
September 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         412,474,666.08
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                                    Prior                              Current
                    Class           Prin.Pymts.  $1000 orig.prin.bal.  Prin.Pymt.  $1000 orig.prin.bal.
                     A-1                $0.00           0.0000000    $9,333,945.13        44.2161704
                     A-2                $0.00           0.0000000            $0.00         0.0000000
                     A-3                $0.00           0.0000000            $0.00         0.0000000
                     A-4                $0.00           0.0000000            $0.00         0.0000000
                     A-5                $0.00           0.0000000            $0.00         0.0000000
                     A-6                $0.00           0.0000000            $0.00         0.0000000
                       B                $0.00           0.0000000            $0.00         0.0000000
                       C                $0.00           0.0000000            $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                     Prior                              Current
     Class          Rate             Int.Pymt.  $1000 orig.prin.bal.    Int.Pymt. $1000 orig.prin.bal.
      A-1           5.50%               $0.00           0.0000000      $318,421.49         1.5084060
      A-2           5.98%               $0.00           0.0000000      $276,908.88         4.9833333
      A-3           6.20%               $0.00           0.0000000      $558,666.50         5.1666667
      A-4           6.48%               $0.00           0.0000000      $357,517.80         5.4000000
      A-5         6.6656%               $0.00           0.0000000      $299,946.45         5.5546668
        B           6.93%               $0.00           0.0000000      $190,575.00         5.7750000
        C           7.61%               $0.00           0.0000000      $139,516.67         6.3416668


Note Balance After Giving Effect to Principal Distribution
                    Class    Beginning Balance        Pool Factor   Ending Balance     Pool Factor
                     A-1       69,473,778.66            1.0000000   $60,139,833.53       284.8905889
                     A-2       55,567,000.00            1.0000000   $55,567,000.00         1.0000000
                     A-3      108,129,000.00            1.0000000  108,129,000.00          1.0000000
                     A-4       66,207,000.00            1.0000000   66,207,000.00          1.0000000
                     A-5       53,999,000.00            1.0000000   53,999,000.00          1.0000000
                       B       33,000,000.00            1.0000000   33,000,000.00          1.0000000
                       C       22,000,000.00            1.0000000   22,000,000.00          1.0000000

Servicing Fee                                                                                              $171,864.44
Servicing Fee Per $1,000 of Orig.Note                                                                        0.3124808

Realized Losses                                                                                            $159,974.07

Reserve Account Balance                                                                                 $21,007,353.49

Payments Received with Respect to Receivables During Most Recently Ended Collection Period              $11,598,745.02
          Interest Payments Received                                                                     $2,873,848.74
          Scheduled Principal Payments Received                                                          $2,168,797.89
          Principal Prepayments Received                                                                 $6,556,098.39

Distribution to Residual Interestholders                                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                      $0.00

Ending Pool Balance                                                                                    $403,514,857.48
Ending Pool Factor                                                                                          0.73366323